EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated March 18, 1999, on our audits of the consolidated financial statements of the Peoples BancTrust Company, Inc. and subsidiary (the Company) as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 which report is included in the Company's Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
April 21, 1999